Exhibit 99.05

                               Kilowatt-Hour Sales
                              (In Millions of KWHs)

                                    3 Months Ended June                           Year to Date June
                            ----------------------------------             --------------------------------
As Adjusted (See Notes)       2005          2004        Change               2005        2004        Change
                              ----          ----        ------               ----        ----        ------
Kilowatt-Hour Sales-

Total Sales                  47,714        48,585        -1.8%              93,241      94,371        -1.2%

Total Retail Sales-          38,452        39,151        -1.8%              75,181      76,181        -1.3%
Residential                  11,204        11,818        -5.2%              22,846      23,881        -4.3%
Commercial                   12,921        13,040        -0.9%              24,320      24,458        -0.6%
Industrial                   14,078        14,044         0.2%              27,517      27,344         0.6%
Other                           249           249         0.1%                 498         498         0.1%

Total Wholesale Sales         9,262         9,434        -1.8%              18,060      18,190        -0.7%


                                    3 Months Ended June                           Year to Date June
                            ----------------------------------             --------------------------------
As Reported (See Notes)       2005          2004        Change               2005        2004        Change
                              ----          ----        ------               ----        ----        ------
Kilowatt-Hour Sales-

Total Sales                  47,714        48,585        -1.8%              93,241      94,371        -1.2%

Total Retail Sales-          38,452        39,151        -1.8%              75,181      76,181        -1.3%
Residential                  11,204        11,818        -5.2%              22,846      23,881        -4.3%
Commercial                   12,921        12,723         1.6%              24,320      24,022         1.2%
Industrial                   14,078        14,360        -2.0%              27,517      27,780        -0.9%
Other                           249           249         0.1%                 498         498         0.1%

Total Wholesale Sales         9,262         9,434        -1.8%              18,060      18,190        -0.7%



Notes

- In 2005, some Georgia Power industrial customers were reclassified from industrial to commercial to be consistent with the rate structure approved by the Georgia Public Service Commission. For presentation purposes, the "As Adjusted" chart reclassifies 2004 KWHs for commercial and industrial customers to be consistent with the 2005 presentation.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.